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                                                                     EXHIBIT 5.1


               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]
                                January 16, 2001


Schuler Holdings, Inc.
828 Fort Street Mall, Fourth Floor
Honolulu, Hawaii 96814

           Re: Schuler Holdings, Inc.
               Registration Statement on Form S-4
               File No. 33-48872

Ladies and Gentlemen:


    At your request, we are rendering this opinion in connection with the proposed issuance by Schuler Holdings, Inc., a Delaware corporation (the "Company"), of up to 20,925,637 shares of Class A Common Stock, $.001 par value per share ("Common Stock").


    We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

    Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company are validly authorized shares of Common Stock and will be, when issued in accordance with the Agreement and Plan of Merger among the Company, Schuler Homes, Inc., a Delaware corporation, and Schuler Reorganization Sub, Inc., a Delaware corporation, validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in such Registration Statement, including the Prospectus/Proxy Statement constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "1933 Act"), nor do we thereby consider that we are "experts" within the meaning of such term as used in the 1933 Act with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

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                                                       Very truly yours,

                                                       /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
                                                       ORRICK, HERRINGTON & SUTCLIFFE LLP
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